Exhibit 99.1
Carter Validus Mission Critical REIT II, Inc.
First Quarter 2019 Results
TAMPA, FL (May 17, 2019) - Carter Validus Mission Critical REIT II, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, announced operating results for the first quarter ended March 31, 2019.
Quarter Ended March 31, 2019 and Subsequent Highlights

•	Net income attributable to common stockholders totaled $4.4 million.

•	Net operating income, or NOI, totaled $37.3 million.

•	Funds from operations, or FFO, attributable to common stockholders equaled $22.6 million.

•	Modified funds from operations, or MFFO, attributable to common stockholders equaled $19.0 million.

•	During the three months ended March 31, 2019, the Company repurchased approximately 1.2 million shares of common stock for approximately $10.7 million, or an average of $9.25 per share.

•
On April 11, 2019, the Company announced it had entered into a definitive agreement to merge with Carter Validus Mission Critical REIT, Inc., or REIT I. See further discussion in “Agreement and Plan of Merger” section below.

Michael Seton, the Company’s Chief Executive Officer and President, stated, “On April 11th, we announced the most significant potential expansion of our portfolio to date, with the entry into a merger agreement with Carter Validus Mission Critical REIT, Inc. The merger, if consummated, would add 61 healthcare properties to our portfolio and create a combined company with total a enterprise value of approximately $3.2 billion. The combined company would have a more diverse tenant base, by industry and geographic location, and is expected to realize the synergies of operating a combined enterprise that remains focused on driving stockholder value with increased optionality for potential liquidity in the future."

An explanation of FFO, MFFO, NOI and Tenant Reimbursements as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this exhibit.
Financial Results
Quarter Ended March 31, 2019, Compared to Quarter Ended March 31, 2018

•
Net income attributable to common stockholders was $4.4 million for the quarter ended March 31, 2019, compared to $7.5 million for the quarter ended March 31, 2018, or a 41% decrease. The decrease was attributable to write-offs of straight-line rent and an in-place lease intangible asset related to a tenant of the Company experiencing financial difficulties.

•	FFO attributable to common stockholders was $22.6 million for the quarter ended March 31, 2019, an increase of 7%, compared to $21.2 million for the quarter ended March 31, 2018.

•	MFFO attributable to common stockholders was $19.0 million for the quarter ended March 31, 2019, an increase of 12%, compared to $16.9 million for the quarter ended March 31, 2018.
Operating Results
Quarter Ended March 31, 2019, Compared to Quarter Ended March 31, 2018

•	NOI was $37.3 million for the quarter ended March 31, 2019, an increase of 13%, compared to $33.0 million for the quarter ended March 31, 2018.

•	Total revenue was $46.5 million for the quarter ended March 31, 2019, an increase of 13%, compared to $41.3 million for the quarter ended March 31, 2018.
The increases in Financial and Operating Results during the periods presented above are primarily the result of property acquisitions.
Portfolio Overview and Leasing Activity
As of March 31, 2019, the Company owned 85 properties, located in 43 markets, comprising approximately 5.8 million of rentable square feet with an aggregate purchase price of approximately $1.8 billion. The Company's properties had a weighted average occupancy of 97.6% and weighted average remaining lease term of 9.7 years.
Balance Sheet and Liquidity
As of March 31, 2019, the Company had total principal debt outstanding of $832.5 million, consisting of $467.5 million in notes payable and $365.0 million on the credit facility and a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value plus total aggregate purchase price of properties acquired after that date of 38.0%. The Company’s outstanding debt was comprised of 68% fixed rate debt (including debt fixed through the use of interest rate swaps) and 32% variable rate debt.
As of March 31, 2019, the Company had liquidity of $258.5 million, consisting of $73.7 million in cash and cash equivalents and $184.8 million in borrowing base availability on the credit facility.
Distributions
During the first quarter of 2019, the Company paid aggregate distributions of $21.2 million ($10.8 million in cash and $10.4 million reinvested in shares of common stock pursuant to its Distribution Reinvestment Plan, or DRIP).
The Company declared weighted average distributions per share of common stock in the amount of $0.16 and $0.15 in the quarters ended March 31, 2019, and 2018, respectively.
The Company paid aggregate distributions and declared distributions per share of each class of common stock as follows:
Class A Shares:

•	paid distributions of $13.4 million for the quarter ended March 31, 2019 ($7.1 million in cash and $6.3 million reinvested in shares of common stock pursuant to the Company's DRIP); and

•	declared distributions per share of $0.16 for the quarter ended March 31, 2019.

Class I Shares:

•	paid distributions of $2.0 million for the quarter ended March 31, 2019 ($1.2 million in cash and $0.8 million reinvested in shares of common stock pursuant to the DRIP); and

•	declared distributions per share of $0.16 for the quarter ended March 31, 2019.
Class T Shares:

•	paid distributions of $5.3 million for the quarter ended March 31, 2019 ($2.3 million in cash and $3.0 million reinvested in shares of common stock pursuant to the DRIP); and

•	declared distributions per share of $0.14 for the quarter ended March 31, 2019.
Class T2 Shares:

•	paid distributions of $0.5 million for the quarter ended March 31, 2019 ($0.2 million in cash and $0.3 million reinvested in shares of common stock pursuant to the DRIP); and

•	declared distributions per share of $0.14 for the quarter ended March 31, 2019.
Agreement and Plan of Merger
On April 11, 2019, the Company, along with REIT I, Carter Validus Operating Partnership II, LP, the Company’s operating partnership, or REIT II OP, Carter/Validus Operating Partnership, LP , or REIT I OP, and Lightning Merger Sub, LLC, a wholly owned subsidiary of the Company, or the Merger Subsidiary, entered into an Agreement and Plan of Merger, or the Merger Agreement.
Pursuant to the terms and conditions of the Merger Agreement, REIT I will merge with and into the Merger Subsidiary where the Merger Subsidiary is the surviving entity of the transaction. Post-merger, the Merger Subsidiary will continue to operate as a wholly owned subsidiary of the Company.
At the time of the merger, and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of REIT I’s common stock (or a fraction thereof), $0.01 par value per share, or the REIT I common stock, will be converted into the right to receive:

(i)	$1.00 in cash; and

(ii)	0.4681 shares of REIT II Class A common stock, par value $0.01 per share
In order for the merger to be completed, among other conditions, REIT I's stockholders must approve the merger and the other transactions contemplated by the Merger Agreement, which requires the affirmative vote of holders of a majority of the outstanding shares of REIT I's common stock.
This is a summary of the terms and conditions of the Merger Agreement. For a full description, see the Form 8-K filed with the Securities and Exchange Commission on April 11, 2019, and the exhibits thereto.
Sixth Amended and Restated Share Repurchase Program
In connection with entering into the Merger Agreement, on April 10, 2019, the Company's board of directors approved the Sixth Amended and Restated Share Repurchase Program, or the Sixth Amended & Restated SRP, which became effective on May 11, 2019, and will apply beginning with repurchases made on the 2019 third quarter repurchase date. Pursuant to the Sixth Amended & Restated SRP, the Company will only repurchase shares of common stock (Class A shares, Class I shares, Class T Shares and

Class T2 shares) in connection with the death, qualifying disability, or involuntary exigent circumstance (as determined by the Company's board of directors in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Sixth Amended & Restated SRP.
Supplemental Information
The Company routinely announces material information to investors and the marketplace using press releases, SEC filings and the Company's website at www.cvmissioncriticalreit2.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Current Report on Form 8-K filed on May 17, 2019. A comprehensive listing of the Company's properties is available at www.cvmissioncriticalreit2.com.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that currently qualifies and is taxed as a real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of March 31, 2019, the Company owned 85 real estate properties, consisting of 29 data centers and 56 healthcare properties located in 43 markets across the United States.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. REIT I and the Company expect to prepare and file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY REIT I AND THE COMPANY IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REIT I, THE COMPANY AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing REIT I’s website (www.cvmissioncriticalreit.com) or by accessing the Company’s website (www.cvmissioncriticalreitii.com).
Participants in the Proxy Solicitation
Information regarding REIT I’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019. Certain directors and executive officers of REIT I and/or the Company and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of REIT I and the Company and their respective executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability of REIT I to obtain stockholder approval of the merger or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the merger; availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of the Company; and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2018, and subsequent quarterly reports filed on Form 10-Q with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations:

Miranda Davidson
IR@cvreit.com

Balance Sheet (amounts in thousands, except share data)

	(Unaudited) March 31, 2019	December 31, 2018
ASSETS
Real estate:
Land	$246,790	$246,790
Buildings and improvements, less accumulated depreciation of $95,173 and $84,594, respectively	1,418,345	1,426,942
Total real estate, net	1,665,135	1,673,732
Cash and cash equivalents	73,727	68,360
Acquired intangible assets, less accumulated amortization of $46,578 and $42,081, respectively	145,050	154,204
Right-of-use assets - operating leases	9,996	—
Other assets, net	67,121	67,533
Total assets	$1,961,029	$1,963,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $3,208 and $3,441, respectively	$464,273	$464,345
Credit facility, net of deferred financing costs of $2,396 and $2,489, respectively	362,604	352,511
Accounts payable due to affiliates	11,356	12,427
Accounts payable and other liabilities	31,011	29,555
Intangible lease liabilities, less accumulated amortization of $8,824 and $7,592, respectively	56,374	57,606
Operating lease liabilities	8,750	—
Total liabilities	934,368	916,444
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 500,000,000 shares authorized; 144,534,765 and 143,412,353 shares issued, respectively; 136,428,375 and 136,466,242 shares outstanding, respectively	1,364	1,364
Additional paid-in capital	1,192,062	1,192,340
Accumulated distributions in excess of earnings	(169,359)	(152,421)
Accumulated other comprehensive income	2,592	6,100
Total stockholders’ equity	1,026,659	1,047,383
Noncontrolling interests	2	2
Total equity	1,026,661	1,047,385
Total liabilities and stockholders’ equity	$1,961,029	$1,963,829

Quarterly Income Statement (amounts in thousands, except share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Rental revenue	$46,467	$41,294
Expenses:
Rental expenses	9,128	8,290
General and administrative expenses	1,403	943
Asset management fees	3,494	3,099
Depreciation and amortization	18,246	13,717
Total expenses	32,271	26,049
Income from operations	14,196	15,245
Interest and other expense, net	9,835	7,741
Net income attributable to common stockholders	$4,361	$7,504
Other comprehensive (loss) income:
Unrealized (loss) income on interest rate swaps, net	$(3,611)	$4,575
Other comprehensive (loss) income	(3,611)	4,575
Comprehensive income attributable to common stockholders	$750	$12,079
Weighted average number of common shares outstanding:
Basic	136,179,343	126,384,346
Diluted	136,204,843	126,401,940
Net income per common share attributable to common stockholders:
Basic	$0.03	$0.06
Diluted	$0.03	$0.06
Distributions declared per common share	$0.16	$0.15

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended March 31, 2019 and 2018 (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Revenue:
Rental revenue	$46,467	$41,294
Expenses:
Rental expenses	9,128	8,290
Net operating income	37,339	33,004

Expenses:
General and administrative expenses	1,403	943
Asset management fees	3,494	3,099
Depreciation and amortization	18,246	13,717
Income from operations	14,196	15,245
Interest and other expense, net	9,835	7,741
Net income attributable to common stockholders	$4,361	$7,504
The Company generates almost all of the net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

The following table presents same store and non-same store components of net operating income for the three months ended March 31, 2019 and 2018 (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Revenue:
Same store rental revenue	$34,826	$35,348
Same store tenant reimbursements	4,828	5,585
Non-same store rental revenue and tenant reimbursements	6,712	350
Other operating income	101	11
Total revenue	46,467	41,294
Expenses:
Same store rental expenses	7,683	8,289
Non-same store rental expenses	1,445	1
Net operating income	$37,339	$33,004
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy.
Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. The Company will use cash flows from operations and debt financings to acquire real estate assets and real estate-related investments, and the Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable; however, the Company's board of directors does not anticipate evaluating a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a sale, the sale of all or substantially all of its assets, or another similar transaction) until five to seven years after the termination of the primary offering of the Company's initial public offering, which is generally comparable to other publicly registered, non-listed REITs. Thus, the Company does not intend to continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives, or the IPA, has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition in its Practice Guideline: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company's MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes amortization of above and below-market leases, along with the net of right-of-use assets - operating leases amortization and operating lease liabilities accretion, resulting from above- and below- market ground leases, and amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payment) and ineffectiveness of interest rate swaps. The other adjustments included in the IPA’s Practice Guidelines are not applicable to the Company.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended March 31, 2019 and 2018 (amounts in thousands, except share data and per share amounts):

	For the Three Months Ended March 31,
	2019	2018
Net income attributable to common stockholders	$4,361	$7,504
Adjustments:
Depreciation and amortization (1)	18,246	13,717
FFO attributable to common stockholders	$22,607	$21,221
Adjustments:
Amortization of intangible assets and liabilities (2)	(1,076)	(1,087)
Amortization of operating leases	113	—
Straight-line rent (3)	(2,674)	(3,311)
Ineffectiveness of interest rate swaps	—	39
MFFO attributable to common stockholders	$18,970	$16,862
Weighted average common shares outstanding - basic	136,179,343	126,384,346
Weighted average common shares outstanding - diluted	136,204,843	126,401,940
Net income per common share - basic	$0.03	$0.06
Net income per common share - diluted	$0.03	$0.06
FFO per common share - basic	$0.17	$0.17
FFO per common share - diluted	$0.17	$0.17

(1)
During the three months ended March 31, 2019, the Company wrote off one in-place lease intangible asset in the amount of approximately $2.7 million by accelerating the amortization of the intangible asset related to a tenant that is experiencing financial difficulties.

(2)
Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment; however, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended March 31, 2019, the Company wrote off approximately $0.5 million of straight-line rent related to a tenant that is experiencing financial difficulties. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with the Company's analysis of operating performance.